
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                     160,669,539
<SECURITIES>                                         0
<RECEIVABLES>                                  560,820
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             162,029,059<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               162,029,059<F2>
<SALES>                                              0
<TOTAL-REVENUES>                          (16,000,508)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            10,631,265
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (26,631,773)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (26,631,773)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (26,631,773)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $798,700.
<F2>Liabilities include redemptions payable of $4,048,388, accrued brokerage commissions of $182,285, accrued management fees of $410,454 and administrative expenses payable of $91,565 and accrued transaction fees and costs of $54,359.
<F3>Total revenues includes realized trading revenue of $(12,355,946), net change in unrealized of $(7,163,083) and interest income of $3,518,521.

